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EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-106407 and 333-116607) of I/OMagic Corporation and subsidiary of our report dated July 9, 2007, which appears in this Form 10-K, relating to the consolidated financial statements and financial statement schedule for the year ended December 31, 2006.

/s/ SWENSON ADVISORS, LLP

San Diego, California
July 12, 2007